UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934

April 8, 2026

Date of Report (Date of earliest event reported)

NEW ERA ENERGY & DIGITAL, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-42433	99-3749880
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 N. Loraine Street, Suite 1324 Midland, TX	79701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 695-6997

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NUAI	The Nasdaq Stock Market LLC
Warrants	NUAIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Term Loan Credit Agreement

On April 8, 2026, Texas Critical Data Centers LLC, a Delaware limited liability company (the “Borrower”), a subsidiary of New Era Energy & Digital, Inc., a Nevada corporation (the “Company” or “New Era”), entered into a Term Loan Agreement (the “Term Loan Agreement”) with Macquarie Equipment Capital Inc., a Delaware corporation (“Macquarie”), acting as administrative agent and lender (the “Lender”). All capitalized terms used but not defined herein have the meanings given to them in the Term Loan Agreement.

The Term Loan Agreement provides for a senior secured term loan credit facility of up to $290,000,000, consisting of the following tranches: (i) a $20,000,000 committed Term Loan A-1, (ii) a $30,000,000 Term Loan A-2, (iii) a $40,000,000 Term Loan A-3, and (iv) a $200,000,000 Delayed Draw Term Loan (collectively, the “Loans”). The Loans under each of the Term Loan A-2, the Term Loan A-3, and the Delayed Draw Term Loan are available to the Company solely at the discretion of the Lender and are subject to satisfaction of certain conditions precedent. The Loans mature on April 8, 2029. Each Loan bears interest at a rate per annum equal to Term SOFR plus the Applicable Rate, which is 5.50% per annum for Term Loan A-1 and Term Loan A-2 and 7.75% per annum for Term Loan A-3 and the Delayed Draw Term Loan.

The Loans are subject to a multiple on invested capital premium (“MOIC”) as follows: (i) with respect to each repayment or prepayment of any First Stage Loan, (a) if no Second Stage Loan has been funded on or prior to the date of such repayment or prepayment, an amount sufficient to achieve a MOIC of 1.35 to 1.00 or (b) if a Second Stage Loan has been funded on or prior to the date of such repayment or prepayment, (1) if such repayment or prepayment is made on or prior to one-hundred and eighty (180) days after the Closing Date, an amount sufficient to achieve a MOIC of 1.15 to 1.00, (2) if such repayment or prepayment is made after one-hundred and eighty (180) days after the Closing Date but on or prior to the one-year anniversary of the Closing Date, an amount sufficient to achieve a MOIC of 1.20 to 1.00 and (3) if such repayment or prepayment is made after the one-year anniversary of the Closing Date, an amount sufficient to achieve a MOIC of 1.30 to 1.00, and (ii) with respect to each repayment or prepayment of any Second Stage Loan, (a) if such repayment or prepayment is made on or prior to one-hundred and eighty (180) days following the Funding Date of the relevant Second Stage Loan, an amount sufficient to achieve a MOIC of 1.10 to 1.00, (b) if such repayment or prepayment is made after one-hundred and eighty (180) days following the Funding Date of the relevant Second Stage Loan but on or prior to the one-year anniversary of the funding of such Second Stage Loan, an amount sufficient to achieve a MOIC of 1.15 to 1.00 and (c) if such repayment or prepayment is made after the one-year anniversary of the Funding Date of the relevant Second Stage Loan, an amount sufficient to achieve a MOIC of 1.25 to 1.00. The MOIC premium is fully earned upon execution of the Term Loan Agreement and is due and payable upon any repayment, prepayment, or acceleration of the Loans, including in connection with an Event of Default.

The proceeds of Term Loan A-1 will be used for general corporate purposes, which may include the prepayment of existing indebtedness, and to pay transaction expenses in connection with the Loan Documents. The proceeds of subsequent Loans will be used to finance improvements to the Company’s flagship data center project, fund the purchase of equipment expected to be installed and used for improvements to the site, and pay any other costs, fees, expenses, or amounts related to or in connection with the development and construction of the project.

The Term Loan Agreement contains customary representations and warranties, affirmative and negative covenants, and events of default. The Borrower’s obligations under the Term Loan Agreement will be secured by a first priority perfected security interest in substantially all assets of the Borrower. The Term Loan Agreement requires that, no later than sixty days following the Closing Date, that the Company close an underwritten equity offering resulting in net proceeds of at least $30 million. If, within six months after the Closing Date, the Data Center Lease has not been executed or the aggregate principal amount of all Loans drawn under the Term Loan Agreement is less than $50 million, then the Lender may elect for the Borrower to either (i) prepay all outstanding Loans, together with all accrued and unpaid interest, the Repayment Premium and all other amounts necessary to cause the Payment in Full of the Obligations, within five days of receipt of notice of such election, or (ii) repay the Loans in monthly installments in an amount equal to 1/30th of the aggregate principal amount of all Loans outstanding under the Term Loan Agreement.

Northland Capital Markets acted as capital markets advisor in connection with the Term Loan Agreement.

The foregoing description of the Term Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Term Loan Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Equity Issuances

From time to time beginning with the initial funding of the Term Loan Agreement, the Company will issue to the Lender warrants to purchase shares of common stock of the Company, par value $0.0001 per share (the “Common Stock” and such warrants, the “Warrants”). Under the terms of the Warrants, the Lender will be entitled to purchase up to 1,164,144 shares of Common Stock, at an exercise price equal to the product of (i) 120% multiplied by (ii) the five-day volume weighted average price of the Company’s Common Stock as of the date of issuance of the Warrants, subject to a minimum price floor of $4.30.

The Warrants will be exercisable at any time or from time to time on or before April 8, 2031 (the “Expiration Date”). The Warrants will be exercisable for cash only. Under the Term Loan Agreement, the Company is required to deliver a Warrant to the Lender for an aggregate purchase price of up to 10% of the principal amount of the applicable Loans funded, subject to certain limitations. The Company’s obligation to issue Warrants ceases once the aggregate outstanding principal amount of Loans is equal to or greater than $50,000,000.

The foregoing description of the Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the Warrant, the form of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Additionally, the Company will enter into a Subscription Agreement with the Lender pursuant to which the Company will agree to sell, and the Lender will agree to purchase, 1,000,520 shares of the Company’s Common Stock at a price per share of $5.00 (such shares of common stock and the Warrants, the “Securities” and such issuances, the “Equity Issuances”).

Registration Rights Agreement

In connection with the Equity Issuances, the Company will enter into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Lender with respect to the registration of the Lender’s Securities for resale under the Securities Act of 1933, as amended. The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, the form of which is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into Item 3.02.

The Securities will be issued to the Lender upon an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 8.01 Other Events

Shareholder Litigation

On April 1, 2026, a federal securities class action lawsuit was filed in the U.S. District Court for the Western District of Texas against the Company and members of management. The complaint alleges violations of federal securities laws on behalf of investors who purchased the Company’s securities between November 6, 2024 and December 29, 2025. The Company intends to vigorously defend itself against these claims.

Risk Factor Update

The Company is supplementing the risk factors previously disclosed in its Annual Report on Form 10-K for the year ended December 31, 2025 with the following risk factors.

We expect to incur material indebtedness and face risks associated with the use of debt to fund our business activities, including refinancing, interest rate and default risks.

We expect to incur material indebtedness under the Term Loan Agreement to fund the development of our flagship data center project. Such indebtedness may require us to dedicate a significant portion of our cash to debt service payments, which reduces the availability of our cash flow to fund working capital, capital expenditures, expansion efforts, and other general corporate purposes. Additionally, it could limit our ability in the future to undertake refinancing of our debt or obtain financing for expenditures, acquisitions, development or other general corporate purposes on terms and conditions acceptable to us, if at all or affect adversely our ability to compete effectively or operate successfully under adverse economic conditions.

In addition, we may violate restrictive covenants or fail to meet certain milestones specified in our loan documents, such as obtaining a lease for our flagship project with the next six months, which would entitle our lenders to accelerate our debt obligations, and our secured lenders or mortgagees may foreclose on our properties or our interests in the entities that own the properties that secure their loans. Our default under any one of our loans could result in a cross-default on other indebtedness or contractual obligations. A foreclosure on one or more of our properties could adversely affect our access to capital, financial condition, results of operations and cash flow.

We may be unable to refinance our indebtedness at maturity or the refinancing terms may be less favorable than the terms of our original indebtedness.

It is likely that we will need to refinance at least a portion of our indebtedness as it matures. If we are unable to refinance or extend principal payments due at maturity or pay them with proceeds of other capital transactions, then our cash flow may not be sufficient to repay all such maturing debt. Further, if prevailing interest rates or other factors at the time of refinancing, such as the reluctance of lenders to make project loans, result in higher interest rates upon refinancing, then the interest expense relating to that refinanced indebtedness would increase.

We may be subject to short selling strategies that may drive down the market price of our common stock.

Short selling occurs when an investor borrows a security and sells it on the open market, with the intention of buying identical securities at a later date to return to the lender. A short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares. Because it is in the short seller’s best interests for the price of the stock to decline, some short sellers publish, or arrange for the publication of, opinions or characterizations regarding the relevant issuer, its business prospects, and similar matters calculated to or which may create negative market momentum. Short sellers can publicly attack a company’s reputation and business on a broader scale via online postings. In the past, the publication of such commentary about us by a self-described short seller has precipitated a decline in the market price of our common stock, and future similar efforts by other short sellers may have similar effects. Companies that are subject to unfavorable allegations promoted by short sellers, even if untrue, may have to expend a significant amount of resources to investigate such allegations and defend themselves.

We are currently, and may continue to be, subject to securities class action litigation.

In the past, securities class action litigation has often been instituted against companies following periods of volatility in the market price of a company’s securities. This type of litigation, if instituted, could result in substantial costs and a diversion of management’s attention and resources, which could adversely affect our business, operating results, or financial condition. Additionally, the dramatic increase in the cost of directors’ and officers’ liability insurance may cause us to opt for lower overall policy limits and coverage or to forgo insurance that we may otherwise rely on to cover significant defense costs, settlements, and damages awarded to plaintiffs, or incur substantially higher costs to maintain the same or similar coverage. These factors could make it more difficult for us to attract and retain qualified executive officers and members of our board of directors.

We are currently a party to a putative securities class action lawsuit. The complaint, filed on April 1, 2026, names the Company and certain of our management as defendants. We intend to vigorously defend ourselves against these claims.

We are subject to considerable timing and execution risks associated with supply constraints on power for our projects. To the extent we are unable to reach agreements with independent power providers or find suitable behind-the-meter power arrangements, we will be required to procure power from the public grid.

We are subject to considerable timing and execution risks associated with supply constraints on power for our projects. To the extent we are unable to reach agreements with independent power providers or find suitable behind-the-meter power arrangements on a timely basis or at all, we will be required to procure power from the public grid. Currently, interconnection queues for grid power are experiencing significant delays. To the extent we need grid power to power our projects, our projected timing for completion of our flagship project and associated cash flow from operations may be materially delayed, which would have a material adverse effect on our business, financial condition and results of operations.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

EXHIBIT	DESCRIPTION
4.1	Form of Warrant to Purchase Common Stock.
4.2	Form of Registration Rights Agreement.
10.1	Term Loan Agreement, dated April 8, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW ERA ENERGY & DIGITAL, INC.
Date: April 8, 2026
	By:	/s/ E. Will Gray II
E. Will Gray II
Chief Executive Officer

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